UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 18, 2024 (September 12, 2024)

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware			001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Presidents Street,	Reston,	Virginia		20190
(Address of principal executive office)				(Zip Code)

 (571) 526-6000
(Registrants' telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2024, the Board of Directors (the "Board") of Leidos Holdings, Inc. (the "Company") increased the size of the Board to 13 members and elected Tina W. Jonas as a Director of the Company, effective September 25, 2024 (the "Effective Date"). A copy of the press release announcing Ms. Jonas’s election is attached to this report as Exhibit 99.1.

The Board has determined that Ms. Jonas is independent and meets the applicable independence requirements of the New York Stock Exchange. Ms. Jonas will receive compensation for her service as a non-employee member of the Board in accordance with the standard compensatory arrangements for non-employee members of the Board as described in the Company’s proxy statement filed on March 12, 2024. Ms. Jonas has been appointed to serve on the Board's Audit and Finance Committee, effective at the Effective Date.

There are no arrangements or understandings between Ms. Jonas and any other person pursuant to which Ms. Jonas was selected as a director, and there are no transactions in which the Company is a party and in which Ms. Jonas has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99.1	Press Release dated September 18, 2024, issued by Leidos Holdings, Inc.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and contained in Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

Date:	September 18, 2024	By:	/s/ Brian Z. Liss
Brian Z. Liss
		Its:	SVP, Deputy General Counsel and Corporate Secretary